THIS AGREEMENT is made and entered into this the 25th day of August, 2009, by and between MOMENTUM BIOFUELS, INC. ("Momentum"), a Texas corporation, with offices located at 4700 New West Drive, Pasadena, Texas 77507 and HUNT GLOBAL RESOURCES, INC. ("Hunt"), a Texas corporation, with offices located at Waterway Plaza Two, Suite 325, 10001 Woodloch Forest Drive, The Woodlands, Texas 77380.

                                   WITNESSETH

         WHEREAS, Hunt has agreed to assume Momentum's obligations under that one certain Senior Secured Promissory note in the original principal sum of SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($600,000.00) together with all unpaid interest and penalties due thereunder, and payable to a group of investors arranged by Bathgate Capital Partners, LLC, of Denver, Colorado, and other specified secured note holders which are attached hereto as Exhibit "A"; and

         WHEREAS, Hunt has agreed to assume Momentum's obligations under the provisions of that one certain sub-lease agreement between Momentum and Brand Infrastructure and Services, Inc., including all past due rent, assessments and other charges due thereunder; and

         WHEREAS, Hunt has agreed to the terms and conditions contained in that one certain License Agreement between the parties, a copy of which is attached hereto as Exhibit "B", and incorporated herein and made a part hereof for all purposes as if set out herein in full; and


         NOW THERFORE, the parties hereto have agreed as follows:

         1. For and in consideration of the agreements set out hereinabove and the terms, conditions, compensation and obligations contained in the License Agreement, Momentum shall convey all of its right title and interest in and to all of its physical assets, except those set forth on Exhibit "C", together with intellectual property, processes, techniques and formulas for creating biofuels and related products and agrees to cause to be issued to Hunt a number of shares of its parent, Momentum Biofuels, Inc., a Colorado corporation, $0.01 par value commons stock equal to thirty-nine percent (39%) of the issued and outstanding stock thereof, or Forty Million (40,000,000) shares, whichever is greater. Such stock shall be fully paid, non-assessable and shall be issued subject to a non-dilution agreement in favor of Hunt.


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         2. The parties have further agreed that Momentum shall retain the right to market bio-diesel and related products produced by Hunt, or its related entities, on a basis acceptable to Hunt in its sole discretion and to market bio-diesel and related products produced by others, provided the terms of such marketing shall be acceptable to Hunt as being non-predatory and in the interest of both parties.

         3. This Agreement and all Exhibits attached hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior written or oral agreements or understandings between the parties relating thereto. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto.

         4. In the event that any term or provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms and provisions hereof shall not be in any way affected or impaired thereby, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision has never been contained therein.

         5. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         6. All notices and other communications hereunder shall be in writing and shall be given by delivery in person or certified mail RRR at the addresses set forth hereinabove, with copy to Michael Littman, Attorney at Law 7609 Ralston Rd Arvada, Co 80002 for notices to Momentum and to Manfred Sternberg Attorney at Law, 701 North Post Oak Road, Houston TX. 77056, for notices to Hunt.

         7. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by the duly authorized officer whose signature appears below to be effective as of the date hereinabove written.

MOMENTUM BIOFUELS, INC.             HUNT GLOBAL RESOURCES, INC.



---------------------------------   -----------------------------------
CEO                                                     CEO

                                    Exhibit A
                                    ---------


List of note holders for Momentum Biofuels, Inc.

Jeffery O. Ploen  $60,000
Darryl Wishnewshy $25,000
Tom Prasil        $95,000
Gregory A. Enders $40,000